Exhibit 99.1

Contact:	Charles L. Dunlap, CEO Gregory J. Pound, COO Frederick W. Boutin, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. TO PRESENT AT

MASTER LIMITED PARTNERSHIP INVESTOR CONFERENCE

IN STAMFORD, CONNECTICUT

Monday, May 20, 2013	Immediate Release

Denver, Colorado— TransMontaigne Partners L.P. (NYSE: TLP) today announced that management will participate in the Master Limited Partnership Investor Conference at the Hilton Stamford Hotel & Executive Meeting Center in Stamford, Connecticut on May 22, 2013.  A copy of the presentation materials will be available beginning Wednesday, May 22, 2013, on TransMontaigne Partners’ website: www.transmontaignepartners.com on the Investor Relations/Management Presentations page.  Management is scheduled to present at 11:15 a.m. (EDT) on Wednesday, May 22, 2013.  A live webcast of the presentation will be available by accessing http://wsw.com/webcast/naptp6/tlp/.  A replay of the live broadcast will be available for up to 90 days by accessing the address above.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release, the presentation materials referenced herein and the conference presentation by representatives of TransMontaigne Partners L.P. include statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K  for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 12, 2013.

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1670 Broadway • Suite 3100 • Denver, CO   80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com